Exhibit 99.1

DANAHER REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
WASHINGTON, D.C., January 30, 2020 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the fourth quarter and full year 2019. All results in this release reflect only continuing operations unless otherwise noted.
For the quarter ended December 31, 2019, net earnings were $792.9 million, or $1.07 per diluted share which represents a 11.5% year-over-year increase from the comparable 2018 period.
Non-GAAP adjusted diluted net earnings per share for the fourth quarter 2019 were $1.28 which represents a 12.5% increase over the comparable 2018 period. For the fourth quarter 2019, revenues increased 5.5% year-over-year to $4.9 billion, with non-GAAP core revenue growth of 6.0%.
For the full year 2019, net earnings were $2.4 billion, or $3.26 per diluted share which represents a 4.0% year-over-year decrease. Non-GAAP adjusted diluted net earnings per share for 2019 were $4.42 per share, which represents a 9.0% increase over the comparable 2018 amount. Revenues for the full year 2019 increased 5.0% to $17.9 billion, with non-GAAP core revenue growth of 6.0%.
For the first quarter 2020, the Company anticipates that diluted net earnings per share will be in the range of $0.78 to $0.81 and non-GAAP adjusted diluted net earnings per share will be in the range of $1.06 to $1.09.
For the full year 2020, the Company anticipates that diluted net earnings per share will be in the range of $3.96 to $4.06 and non-GAAP adjusted diluted net earnings per share will be $4.80 to $4.90, which assumes non-GAAP core revenue growth of approximately 5.0%. These first quarter and full year 2020 estimated results do not include the impact of earnings from the pending GE Biopharma acquisition, which is expected to close in the first quarter of 2020.
Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “Our fourth quarter results wrapped up a tremendous 2019 for Danaher. For the full year, we achieved 6.0% core revenue growth with solid margin expansion and cash flow. We continued to capture market share in many of our businesses through new product innovation and enhanced commercial execution. In addition, we completed the split-off of our Dental platform in December and announced the pending acquisition of GE’s Biopharma business.”
Joyce added, “Through a combination of organic and inorganic initiatives, we have transformed Danaher into a higher growth, higher margin and higher recurring revenue company with leading positions in attractive end-markets. Our portfolio today -combined with the power of the Danaher Business System - positions us well to continue to deliver long-term shareholder value.”
Danaher will discuss its results during its quarterly investor conference call today starting at 7:30 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 866-503-8675 within the U.S. or by dialing +1 786-815-8792 outside the U.S. a few minutes before the 7:30 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (access code 5867674). A replay of the conference call will be available shortly after the conclusion of the call and until February 13, 2020. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Quarterly Earnings.”
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher’s globally diverse team of more than 60,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life’s Potential. For more information, please visit www.danaher.com.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company's anticipated financial performance for the first quarter and full year 2020, the anticipated acquisition of the GE Biopharma business and the timing thereof, the Company’s positioning in 2020 and beyond and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the uncertainty of regulatory approvals with respect to the GE Biopharma acquisition and the timing or conditionality thereof, the parties' ability to satisfy the acquisition agreement conditions and consummate the acquisition of GE Biopharma on the anticipated timetable and terms or at all, Danaher's ability to successfully integrate GE Biopharma's operations and employees with Danaher's existing business, the ability to realize anticipated financial, tax and operational synergies and benefits, GE Biopharma's performance and maintenance of important business relationships, deterioration of or instability in the economy, the markets we serve and the financial markets, developments and uncertainties in U.S. policy stemming from the U.S. administration, such as changes in U.S. trade and tariff policies and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom's decision to leave the EU and uncertainty relating to the terms of such separation), disruptions relating to man-made and natural disasters and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for each of the first, second and third quarters of 2019. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted Diluted Net Earnings Per Common Share from Continuing Operations

	Three-Month Period Ended		Year Ended
	December 31, 2019 [1]	December 31, 2018	December 31, 2019 [1]	December 31, 2018
Diluted Net Earnings Per Common Share from Continuing Operations (GAAP)	$1.07	$0.96	$3.26	$3.39
Pretax amortization of acquisition-related intangible assets A	0.21	0.22	0.85	0.87
Pretax transaction costs deemed significant and integration preparation costs related to the anticipated GE Biopharma acquisition B	0.04	—	0.13	—
Loss on early extinguishment of debt C	0.01	—	0.01	—
Loss on partial settlement of a defined benefit plan D	0.01	—	0.01	—
Pretax acquisition-related transaction costs deemed significant and fair value adjustments to inventory, in each case related to the acquisition of IDT and incurred in the second quarter of 2018 E	—	—	—	0.02
Pretax gain on resolution of acquisition-related matters recognized in the second quarter of 2018 F	—	—	—	(0.01)
Tax effect of all adjustments reflected above G	(0.05)	(0.04)	(0.17)	(0.17)
Discrete tax adjustments and other tax-related adjustments H	(0.02)	—	0.29	(0.05)
Declared dividends on the MCPS assuming “if-converted” method I	0.01	—	0.04	—
Adjusted Diluted Net Earnings Per Common Share from Continuing Operations (Non-GAAP)	$1.28	$1.14	$4.42	$4.05
1 Each of the per share adjustment amounts above have been calculated assuming the Mandatory Convertible Preferred Stock (“MCPS”) had been converted into shares of common stock.
Forecasted Adjusted Diluted Net Earnings Per Common Share from Continuing Operations 2

	Three-Month Period Ending April 3, 2020 [2]		Year Ending December 31, 2020 [2]
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Common Share from Continuing Operations (GAAP)	$0.78	$0.81	$3.96	$4.06
Anticipated pretax amortization of acquisition-related intangible assets A	0.22	0.22	0.86	0.86
Anticipated pretax transaction costs deemed significant and integration preparation costs related to the anticipated GE Biopharma acquisition B	0.10	0.10	0.12	0.12
Tax effect of all adjustments reflected above G	(0.05)	(0.05)	(0.18)	(0.18)
Declared and anticipated dividends on the MCPS assuming “if-converted” method I	0.01	0.01	0.04	0.04
Forecasted Adjusted Diluted Net Earnings Per Common Share from Continuing Operations (Non-GAAP)	$1.06	$1.09	$4.80	$4.90

[2]
These forward-looking estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges (other than related to the GE Biopharma acquisition), discrete tax items and legal contingency provisions.

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Adjusted Diluted Shares Outstanding

			Forecasted
(shares in millions)	Three-Month Period Ended December 31, 2019 [3]	Year Ended December 31, 2019 [3]	Three-Month Period Ending April 3, 2020 [3]	Year Ending December 31, 2020 [3]
Average common stock and common equivalent shares outstanding - diluted	726.3	725.5	707.7	710.4
Converted shares	11.0	9.7	11.0	11.0
Adjusted average common stock and common equivalent shares outstanding - diluted	737.3	735.2	718.7	721.4

[3]
The number of converted shares assumes the conversion of all MCPS and issuance of the underlying shares applying the “if-converted” method of accounting and using an average 20 trading-day trailing volume weighted average price (“VWAP”) of $150.10 as of December 31, 2019.

Core Revenue Growth

	% Change Three-Month Period Ended December 31, 2019 vs. Comparable 2018 Period	% Change Year Ended December 31, 2019 vs. Comparable 2018 Period
Total sales growth from continuing operations (GAAP)	5.5%	5.0%
Less the impact of:
Acquisitions	(0.5)%	(1.0)%
Currency exchange rates	1.0%	2.0%
Core revenue growth from continuing operations (Non-GAAP)	6.0%	6.0%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

A
Amortization of acquisition-related intangible assets in the following historical and forecasted periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

					Forecasted
	Three-Month Period Ended		Year Ended		Three-Month Period Ending April 3, 2020	Year Ending December 31, 2020
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Pretax	$155.8	$156.1	$625.1	$615.6	$155.4	$621.0
After-tax	125.1	125.8	504.1	494.5	125.1	499.9

B
Pretax costs incurred (or anticipated to be incurred, as applicable) for transaction costs deemed significant and integration preparation costs in the three-month period ended December 31, 2019, ($30 million pretax as reported in this line item, $27 million after-tax), the year ended December 31, 2019, ($93 million pretax as reported in this line item, $84 million after-tax), the three-month period ending April 3, 2020, ($74 million pretax as reported in this line item, $66 million after-tax) and the year ending December 31, 2020, ($84 million pretax as reported in this line item, $74 million after-tax) related to the anticipated GE Biopharma acquisition. The costs in the three-month period ending April 3, 2020 anticipate a closing of the anticipated GE Biopharma acquisition in the three-month period ending April 3, 2020. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

C
Loss on early extinguishment of debt resulting from “make-whole” payments associated with the retirement of the 2020 U.S. Notes and the 2020 Assumed Pall Notes ($7 million pretax as reported in this line item, $5 million after-tax) in both the three-month period and year ended December 31, 2019.

D
Loss on partial settlement of a defined benefit plan resulting from the transfer of a portion of Danaher's non-U.S. pension liabilities to a third party ($7 million pretax as reported in this line item, $6 million after-tax) in both the three-month period and year ended December 31, 2019.

E
Acquisition-related transaction costs deemed significant ($15 million pretax as reported in this line item, $13 million after-tax), and fair value adjustments to inventory ($1 million pretax as presented in this line item, $0.8 million after-tax), in each case related to the acquisition of IDT and incurred in the second quarter of 2018.

F	Gain on resolution of acquisition-related matters in the Life Sciences segment ($9 million pretax as reported in this line item, $7 million after-tax) recognized in the second quarter of 2018.

G
This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.

H
Discrete tax adjustments and other tax-related adjustments for the three-month period and year ended December 31, 2019, include the impact of net discrete tax gains of $12 million (or $0.02 per diluted share) and discrete tax charges of $215 million (or $0.29 per diluted share), respectively. Discrete tax adjustments and other tax-related adjustments for the year ended December 31, 2018, include the impact of net discrete tax gains of $39 million (or $0.05 per diluted share). The discrete tax matters relate primarily to changes in estimates associated with prior period uncertain tax positions and audit settlements, net of the release of valuation allowances associated with certain foreign tax credits and tax benefits resulting from a change in law. The Company anticipates excess tax benefits from stock compensation of approximately $7 million per quarter and therefore excludes benefits in excess of this amount in the calculation of Adjusted Diluted Net Earnings Per Common Share from Continuing Operations.

I
In March 2019, the Company issued $1.65 billion in aggregate liquidation preference of Danaher’s 4.75% MCPS. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 4.75% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of MCPS will automatically convert on April 15, 2022 into between 6.6531 and 8.1500 shares of Danaher’s common stock, subject to further anti-dilution adjustments. The number of shares of Danaher’s common stock issuable on conversion of the MCPS will be determined based on the VWAP per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before April 15, 2022. For the purposes of calculating adjusted earnings per share, the Company has excluded the paid and anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Converted Shares.”) The Company believes that using the “if-converted” method provides additional insight to investors on the anticipated impact of the MCPS once they are converted into common stock no later than April 15, 2022.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•
with respect to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;

•	with respect to core revenue from continuing operations, identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers.
Management uses these non-GAAP measures to measure the Company’s operating and financial performance, and uses core revenue and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•	With respect to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations:

◦
We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate.  While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition.  Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies.  We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦
We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.

◦
With respect to the other items excluded, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

◦
Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) will mandatorily convert into Danaher common stock on the mandatory conversion date, which is expected to be April 15, 2022 (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). On the prior pages, we present the earnings per share-related measures on a basis which assumes the MCPS had already been converted as of the beginning of the applicable period (and accordingly also exclude the dividends that were actually paid on the MCPS during such period, since such dividends would no longer be paid once the MCPS convert). We believe this presentation provides useful information to investors by helping them understand what the net impact will be on Danaher’s earnings per share-related measures once the MCPS convert into Danaher common stock.

•
With respect to core revenue from continuing operations, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ and shares in millions, except per share amount)

	As of December 31
	2019	2018
ASSETS
Current assets:
Cash and equivalents	$19,912.3	$787.8
Trade accounts receivable, less allowance for doubtful accounts of $103.7 as of December 31, 2019 and $102.5 as of December 31, 2018	3,191.4	3,029.8
Inventories	1,628.3	1,631.4
Prepaid expenses and other current assets	864.6	858.0
Current assets, discontinued operations	—	786.8
Total current assets	25,596.6	7,093.8
Property, plant and equipment, net	2,302.0	2,249.6
Other long-term assets	1,720.8	571.0
Goodwill	22,712.5	22,580.5
Other intangible assets, net	9,749.7	10,282.8
Other assets, discontinued operations	—	5,054.8
Total assets	$62,081.6	$47,832.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$212.4	$51.8
Trade accounts payable	1,514.4	1,495.4
Accrued expenses and other liabilities	3,205.3	2,689.3
Current liabilities, discontinued operations	—	605.0
Total current liabilities	4,932.1	4,841.5
Other long-term liabilities	5,350.9	4,701.6
Long-term debt	21,516.7	9,688.5
Long-term liabilities, discontinued operations	—	374.2
Stockholders’ equity:
Preferred stock, without par value, 15.0 million shares authorized; 1.65 million shares of 4.75% Mandatory Convertible Preferred Stock, Series A, issued and outstanding as of December 31, 2019; no shares issued or outstanding as of December 31, 2018	1,599.6	—
Common stock - $0.01 par value, 2.0 billion shares authorized; 835.5 million issued and 695.5 million outstanding as of December 31, 2019; 817.9 million issued and 701.5 million outstanding as of December 31, 2018	8.4	8.2
Additional paid-in capital	7,564.6	5,834.3
Retained earnings	24,166.3	25,163.0
Accumulated other comprehensive income (loss)	(3,068.3)	(2,791.1)
Total Danaher stockholders’ equity	30,270.6	28,214.4
Noncontrolling interests	11.3	12.3
Total stockholders’ equity	30,281.9	28,226.7
Total liabilities and stockholders’ equity	$62,081.6	$47,832.5
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019		December 31, 2018
Sales	$4,868.4	$4,604.5	$17,911.1		$17,048.5
Cost of sales	(2,164.8)	(2,070.8)	(7,927.4)		(7,543.2)
Gross profit	2,703.6	2,533.7	9,983.7		9,505.3
Operating costs:
Selling, general and administrative expenses	(1,448.1)	(1,394.3)	(5,588.3)		(5,391.0)
Research and development expenses	(293.8)	(276.0)	(1,126.0)		(1,059.2)
Operating profit	961.7	863.4	3,269.4		3,055.1
Nonoperating income (expense):
Other (expense) income, net	(2.3)	11.2	12.0		34.5
Loss on early extinguishment of borrowings	(6.5)	—	(6.5)		—
Interest expense	(44.4)	(29.6)	(108.6)		(136.9)
Interest income	67.0	2.5	139.0		9.2
Earnings from continuing operations before income taxes	975.5	847.5	3,305.3		2,961.9
Income taxes	(182.6)	(163.7)	(873.0)		(555.6)
Net earnings from continuing operations	792.9	683.8	2,432.3		2,406.3
Earnings from discontinued operations, net of income taxes	482.2	63.0	575.9		244.6
Net earnings	1,275.1	746.8	3,008.2		2,650.9
Mandatory convertible preferred stock dividends	(19.6)	—	(68.4)		—
Net earnings attributable to common stockholders	$1,255.5	$746.8	$2,939.8		$2,650.9
Net earnings per common share from continuing operations:
Basic	$1.08	$0.97	$3.31		$3.43
Diluted	$1.07	$0.96	$3.26		$3.39
Net earnings per common share from discontinued operations:
Basic	$0.67	$0.09	$0.81		$0.35
Diluted	$0.66	$0.09	$0.79		$0.34
Net earnings per common share:
Basic	$1.75	$1.06	$4.11	*	$3.78
Diluted	$1.73	$1.05	$4.05		$3.74	*
Average common stock and common equivalent shares outstanding:
Basic	716.1	702.2	715.0		700.6
Diluted	726.3	711.2	725.5		710.2

*	Net earnings per common share amount does not add due to rounding.
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ and shares in millions)

	Year Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net earnings	$3,008.2	$2,650.9
Less: earnings from discontinued operations, net of income taxes	575.9	244.6
Net earnings from continuing operations	2,432.3	2,406.3
Noncash items:
Depreciation	564.4	562.1
Amortization	625.1	615.6
Stock-based compensation expense	158.8	138.1
Restructuring and impairment charges	—	1.7
Change in deferred income taxes	(415.2)	(252.2)
Change in trade accounts receivable, net	(156.4)	(54.5)
Change in inventories	(21.9)	(134.4)
Change in trade accounts payable	18.1	229.6
Change in prepaid expenses and other assets	47.7	75.9
Change in accrued expenses and other liabilities	404.5	55.8
Total operating cash provided by continuing operations	3,657.4	3,644.0
Total operating cash provided by discontinued operations	294.2	378.0
Net cash provided by operating activities	3,951.6	4,022.0
Cash flows from investing activities:
Cash paid for acquisitions	(331.3)	(2,173.3)
Payments for additions to property, plant and equipment	(635.5)	(583.5)
Proceeds from sales of property, plant and equipment	12.8	6.3
Payments for purchases of investments	(241.0)	(145.9)
Proceeds from sales of investments	—	22.2
All other investing activities	28.9	0.3
Total investing cash used in continuing operations	(1,166.1)	(2,873.9)
Total investing cash used in discontinued operations	(72.0)	(75.5)
Net cash used in investing activities	(1,238.1)	(2,949.4)
Cash flows from financing activities:
Proceeds from the issuance of common stock in connection with stock-based compensation	130.1	96.0
Proceeds from the public offering of common stock, net of issuance costs	1,443.2	—
Proceeds from the public offering of preferred stock, net of issuance costs	1,599.6	—
Net proceeds from the sale of Envista Holdings Corporation common stock, net of issuance costs	643.4	—
Payment of dividends	(526.7)	(433.4)
Net proceeds from borrowings (maturities of 90 days or less)	2,801.8	65.7
Proceeds from borrowings (maturities longer than 90 days)	12,112.8	—
Repayments of borrowings (maturities longer than 90 days)	(1,564.5)	(507.8)
Make-whole premiums to redeem borrowings prior to maturity	(6.5)	—
All other financing activities	(43.3)	(17.9)
Total financing cash provided by (used in) continuing operations	16,589.9	(797.4)
Cash distributions to Envista Holdings Corporation, net	(224.0)	—
Net cash provided by (used in) financing activities	16,365.9	(797.4)
Effect of exchange rate changes on cash and equivalents	45.1	(117.7)
Net change in cash and equivalents	19,124.5	157.5
Beginning balance of cash and equivalents	787.8	630.3
Ending balance of cash and equivalents	$19,912.3	$787.8

Supplemental disclosure:
Shares redeemed through the split-off of Envista Holdings Corporation (22.9 shares held as Treasury shares)	$3,452.1	$—
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales:
Life Sciences	$1,916.0	$1,793.5	$6,951.1	$6,471.4
Diagnostics	1,804.5	1,684.5	6,561.5	6,257.6
Environmental & Applied Solutions	1,147.9	1,126.5	4,398.5	4,319.5
Total	$4,868.4	$4,604.5	$17,911.1	$17,048.5

Operating Profit:
Life Sciences	$405.9	$353.7	$1,401.4	$1,229.3
Diagnostics	352.1	316.4	1,134.1	1,073.8
Environmental & Applied Solutions	290.3	255.5	1,051.6	988.0
Other	(86.6)	(62.2)	(317.7)	(236.0)
Total	$961.7	$863.4	$3,269.4	$3,055.1

Operating Margins:
Life Sciences	21.2%	19.7%	20.2%	19.0%
Diagnostics	19.5%	18.8%	17.3%	17.2%
Environmental & Applied Solutions	25.3%	22.7%	23.9%	22.9%
Total	19.8%	18.8%	18.3%	17.9%
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.